EXHIBIT 99.1

PRESS RELEASE
NOBLE CORPORATION PLC ANNOUNCES FIRST QUARTER 2025 RESULTS
•Approximately 15 rig years of new contract awards representing $2.2 to $2.7 billion of revenue potential; backlog increased to $7.5 billion.
•Q2 quarterly cash dividend maintained at $0.50 per share; approximately $100 million returned to shareholders in Q1.
•Q1 Net Income of $108 million, Diluted Earnings per Share of $0.67, Adjusted Diluted Earnings per Share of $0.26, Adjusted EBITDA of $338 million, net cash provided by operating activities of $271 million, and Free Cash Flow of $173 million.
•2025 Guidance maintained.
HOUSTON, TEXAS, April 28, 2025 - Noble Corporation plc (NYSE: NE, “Noble” or the “Company”) today reported first quarter 2025 results.

	Three Months Ended
(in millions, except per share amounts)	March 31, 2025	March 31, 2024	December 31, 2024
Total Revenue	$874	$637	$927
Contract Drilling Services Revenue	832	612	882
Net Income (Loss)	108	95	97
Adjusted EBITDA*	338	183	319
Adjusted Net Income (Loss)*	42	66	91
Basic Earnings (Loss) Per Share	0.68	0.67	0.60
Diluted Earnings (Loss) Per Share	0.67	0.66	0.59
Adjusted Diluted Earnings (Loss) Per Share*	0.26	0.45	0.56

* A Non-GAAP supporting schedule is included with the statements and schedules in this press release.
Robert W. Eifler, President and Chief Executive Officer of Noble, stated “Our strong first quarter financial results and recent contract awards have demonstrated the effectiveness of our First Choice OffshoreSM strategy amid prevalent macroeconomic volatility. Moreover, the booking of over 15 rig years of new contract awards over the past several weeks underscores the durability of our customers’ long-term commitments offshore, as well as Noble’s place as a trusted service provider for these highly strategic drilling campaigns.”
First Quarter Results
Contract drilling services revenue for the first quarter of 2025 totaled $832 million compared to $882 million in the fourth quarter of 2024, with the sequential decrease driven primarily by the benefit received in the fourth quarter of 2024 from the Noble Deliverer’s early termination fee. Contract drilling services costs for the first quarter were $462 million, down from $527 million in the fourth quarter of 2024. Net income increased to $108 million in the first quarter of 2025, up from $97 million in the fourth quarter of 2024, and Adjusted EBITDA increased to $338 million in the first quarter of 2025, up from $319 million in the prior quarter. Net cash provided by operating activities in the first quarter of 2025 was $271 million, capital expenditures were $114 million offset by proceeds from insurance claims of $15 million, and free cash flow (non-GAAP) was $173 million.
Balance Sheet & Capital Allocation
The Company's balance sheet as of March 31, 2025, reflected total debt principal value of $1.98 billion and cash (and cash equivalents) of $304 million.
The Company repurchased approximately 737 thousand shares in the first quarter for $20 million. On April 28, 2025, Noble’s Board of Directors approved an interim quarterly cash dividend on our ordinary shares of $0.50 per share for the second quarter of 2025. The $0.50 per share dividend is expected to be paid on June 18, 2025, to shareholders of record at close of business on June 5, 2025. Future quarterly dividends and other shareholder returns will be subject to, amongst other things, approval by the Board of Directors and may be modified as market conditions dictate.
Operating Highlights and Backlog
Noble's marketed fleet of twenty-five floaters was 80% contracted during the first quarter, compared with 74% in the prior quarter. Recent backlog additions since last quarter have added 15 rig years of total floater backlog, materially enhancing contract coverage over the next several years. Recent dayrate fixtures for Tier-1 drillships have been in the low-to-high $400,000s, with 6th generation floater fixtures between the low $300,000s to mid $400,000s.
Utilization of Noble's thirteen marketed jackups was 74% in the first quarter, versus 82% utilization during the prior quarter. Leading edge dayrates for harsh environment jackups in the North Sea have remained stable, albeit with limited fixtures recently.
Subsequent to last quarter’s earnings press release, new contracts with total contract value of between $2.2 to $2.7 billion (including additional services and mobilization payments, but excluding unexercised extension options) include the following:
•Noble Voyager and a second Noble V-class 7th generation drillship to be named have each been awarded 4-year contracts with Shell in the U.S. Gulf. The two contracts, scheduled to commence in mid 2026 and Q4 2027, each include a base dayrate value of $606 million (inclusive of upgrades and services but excluding additional fees for mobilization and demobilization). Furthermore, there is the potential to earn performance incentive compensation of up to a maximum of 20% of the base value. The performance incentive is not guaranteed and is contingent upon achieving specific performance targets.
•Noble Developer and a Noble V-class 7th generation drillship to be named in the coming months have each been awarded 16-well (estimated 1,060 days) contracts with TotalEnergies in Suriname which are expected to commence between Q4 2026 and Q1 2027. Together, the firm revenue of the two contracts is $753 million. These contracts allow for an additional $297 million in revenue tied to collective operational performance program with TotalEnergies.
•Noble Discoverer received a 390-day extension from Petrobras in Colombia via option exercise, extending the rig from July 2025 to August 2026 at its existing dayrate.
•Noble Regina Allen received a one-well contract in Suriname with estimated duration of 65 days expected to commence in Q4 2025 with a total contract value estimated at $17.7 million including mobilization and demobilization fees.
•Noble Viking received a contract from Brunei Shell Petroleum for one well plus one option, scheduled to commence in Q4 2025 with an estimated firm contract value of $14 million.
•Noble Intrepid has been awarded a one-well contract with DNO Norge in Norway that is expected to commence in August 2025 with estimated duration of 50-90 days.
Assuming 40% of available performance revenue realized on a combined basis under recent long-term contracts, Noble's backlog as of April 28, 2025, stands at $7.5 billion. Backlog excludes mobilization and demobilization revenue.

Outlook
For the full year 2025, Noble maintains the previously issued guidance ranges for Total Revenue between $3,250 to $3,450 million, Adjusted EBITDA in the range of $1,050 to $1,150 million, and Capital Expenditures (net of reimbursements) between $375 to $425 million.
Commenting on Noble’s outlook, Mr. Eifler stated, “Our recent commercial success and 30% sequential increase in backlog have greatly enhanced our visibility through 2030. We remain highly focused on delivering safe and efficient operations for our customers, building strategic backlog, optimizing costs, and producing differentiated free cash flow and return of capital for our shareholders.”
Due to the forward-looking nature of Adjusted EBITDA and Capital Expenditures (net of reimbursements), management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net income and capital expenditures, respectively. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on Noble’s full year 2025 GAAP financial results.
Conference Call
Noble will host a conference call related to its first quarter 2025 results on Tuesday, April 29, 2025, at 8:00 a.m. U.S. Central Time. Interested parties may dial +1 800-715-9871 and refer to conference ID 31391 approximately 15 minutes prior to the scheduled start time. Additionally, a live webcast link will be available on the Investor Relations section of the Company’s website. A webcast replay will be accessible for a limited time following the call.
Contact Noble Corporation plc
Ian Macpherson
Vice President - Investor Relations
+1 713-239-6019
imacpherson@noblecorp.com
About Noble Corporation plc
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.
Forward-looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements, including those regarding future guidance, including revenue, adjusted EBITDA, the offshore drilling market and demand fundamentals, realization and timing of integration synergies, costs, the benefits or results of acquisitions or dispositions such as the acquisition of Diamond Offshore Drilling, Inc. (the “Diamond Transaction”), free cash flow expectations, capital expenditures, capital allocation expectations, including planned dividends and share repurchases, contract backlog, including projections for the achievement of performance incentives, rig demand, expected future contracts, options or extensions on existing contracts, anticipated contract start dates, major project schedules, dayrates and duration, any asset sales or the retirements of rigs, access to capital, fleet condition and utilization, timing and amount of insurance recoveries and 2025 financial guidance. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “guidance,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “achieve,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage and financing needs. There can be no assurance that a dividend or buyback program will be declared or continued.

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating revenues
Contract drilling services	$832,428	$612,425
Reimbursables and other	42,059	24,659
	874,487	637,084
Operating costs and expenses
Contract drilling services	462,099	389,867
Reimbursables	31,784	17,680
Depreciation and amortization	143,137	86,698
General and administrative	35,208	25,961
Merger and integration costs	14,920	9,331
	687,148	529,537
Operating income (loss)	187,339	107,547
Other income (expense)
Interest expense, net of amounts capitalized	(40,467)	(17,544)
Interest income and other, net	1,837	(4,735)
Income (loss) before income taxes	148,709	85,268
Income tax benefit (provision)	(40,406)	10,213
Net income (loss)	$108,303	$95,481

Per share data
Basic:
Net income (loss)	$0.68	$0.67
Diluted:
Net income (loss)	$0.67	$0.66

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$303,755	$247,303
Accounts receivable, net	756,303	796,961
Prepaid expenses and other current assets	383,147	344,600
Total current assets	1,443,205	1,388,864
Intangible assets	—	214
Property and equipment, at cost	6,955,070	6,904,731
Accumulated depreciation	(1,006,622)	(868,914)
Property and equipment, net	5,948,448	6,035,817
Other assets	518,308	539,873
Total assets	$7,909,961	$7,964,768
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$306,972	$397,622
Accrued payroll and related costs	93,686	116,877
Other current liabilities	519,304	425,863
Total current liabilities	919,962	940,362
Long-term debt	1,978,771	1,980,186
Other liabilities	352,403	384,254
Noncurrent contract liabilities	916	8,580
Total liabilities	3,252,052	3,313,382
Commitments and contingencies
Total shareholders’ equity	4,657,909	4,651,386
Total liabilities and equity	$7,909,961	$7,964,768

NOBLE CORPORATION plc AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$108,303	$95,481
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	143,137	86,698
Amortization of intangible assets and contract liabilities, net	(7,450)	(20,353)
Changes in components of working capital and other operating activities	27,070	(33,137)
Net cash provided by (used in) operating activities	271,060	128,689
Cash flows from investing activities
Capital expenditures	(113,536)	(166,610)
Proceeds from insurance claims	15,391	—
Net cash provided by (used in) investing activities	(98,145)	(166,610)
Cash flows from financing activities
Warrants exercised	38	6
Share repurchases	(20,000)	—
Dividend payments	(81,406)	(59,418)
Taxes withheld on employee stock transactions	(9,073)	(53,431)
Finance lease payments	(6,019)	—
Net cash provided by (used in) financing activities	(116,460)	(112,843)
Net increase (decrease) in cash, cash equivalents and restricted cash	56,455	(150,764)
Cash, cash equivalents and restricted cash, beginning of period	252,279	367,745
Cash, cash equivalents and restricted cash, end of period	$308,734	$216,981

NOBLE CORPORATION plc AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization (1)
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Floaters	74%	68%	64%
Jackups	74%	82%	67%
Total	74%	73%	65%

	Operating Days
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Floaters	1,800	1,713	1,101
Jackups	871	978	794
Total	2,671	2,691	1,895

	Average Dayrates
	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Floaters	$381,161	$419,909	$433,608
Jackups	159,527	152,419	144,187
Total	$308,898	$322,746	$312,502
(1) Average Rig Utilization statistics include all marketed and cold stacked rigs.

NOBLE CORPORATION plc AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following tables presents the computation of basic and diluted income (loss) per share:

	Three Months Ended March 31,
	2025	2024
Numerator:
Net income (loss)	$108,303	$95,481
Denominator:
Weighted average shares outstanding - basic	159,006	141,954
Dilutive effect of share-based awards	2,134	1,574
Dilutive effect of warrants	797	1,703
Weighted average shares outstanding - diluted	161,937	145,231
Per share data
Basic:
Net income (loss)	$0.68	$0.67
Diluted:
Net income (loss)	$0.67	$0.66

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
Certain non-GAAP measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.
The Company defines “Adjusted EBITDA” as net income (loss) adjusted for interest expense, net of amounts capitalized; interest income and other, net; income tax benefit (provision); and depreciation and amortization expense, as well as, if applicable, gain (loss) on extinguishment of debt, net; losses on economic impairments; amortization of intangible assets and contract liabilities, net; restructuring and similar charges; costs related to mergers and integrations; and certain other infrequent operational events. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. We prepare Adjusted Net Income (Loss) by eliminating from Net Income (Loss) the impact of a number of non-recurring items we do not consider indicative of our on-going performance. We prepare Adjusted Diluted Earnings (Loss) per Share by eliminating from Diluted Earnings per Share the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends that could otherwise be masked by the effect of the non-recurring items we exclude in the measure.
The Company also discloses free cash flow as a non-GAAP liquidity measure. Free cash flow is calculated as Net cash provided by (used in) operating activities less cash paid for capital expenditures. We believe Free Cash Flow is useful to investors because it measures our ability to generate or use cash. Once business needs and obligations are met, this cash can be used to reinvest in the company for future growth or to return to shareholders through dividend payments or share repurchases. We may have certain obligations such as non-discretionary debt service that are not deducted from the measure. Such business needs, obligations, and other non-discretionary expenditures that are not deducted from Free Cash Flow would reduce cash available for other uses including return of capital.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management team for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling costs, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA
	Three Months Ended March 31,		Three Months Ended
	2025	2024	December 31, 2024
Net income (loss)	$108,303	$95,481	$96,648
Income tax (benefit) provision	40,406	(10,213)	27,814
Interest expense, net of amounts capitalized	40,467	17,544	39,720
Interest income and other, net	(1,837)	4,735	6,812
Depreciation and amortization	143,137	86,698	141,279
Amortization of intangible assets and contract liabilities, net	(7,450)	(20,353)	(13,452)
Merger and integration costs	14,920	9,331	20,261
Adjusted EBITDA	$337,946	$183,223	$319,082

Reconciliation of Income Tax Benefit (Provision)
	Three Months Ended March 31,		Three Months Ended
	2025	2024	December 31, 2024
Income tax benefit (provision)	$(40,406)	$10,213	$(27,814)
Adjustments
Amortization of intangible assets and contract liabilities, net	—	58	859
Discrete tax items	(73,295)	(18,528)	(17,415)
Total Adjustments	(73,295)	(18,470)	(16,556)
Adjusted income tax benefit (provision)	$(113,701)	$(8,257)	$(44,370)

NOBLE CORPORATION plc AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Net Income (Loss)
	Three Months Ended March 31,		Three Months Ended
	2025	2024	December 31, 2024
Net income (loss)	$108,303	$95,481	$96,648
Adjustments
Amortization of intangible assets and contract liabilities, net	(7,450)	(20,295)	(12,593)
Joint taxation scheme compensation	—	—	4,018
Merger and integration costs	14,920	9,331	20,261
Discrete tax items	(73,295)	(18,528)	(17,415)
Total Adjustments	(65,825)	(29,492)	(5,729)
Adjusted net income (loss)	$42,478	$65,989	$90,919

Reconciliation of Diluted EPS
	Three Months Ended March 31,		Three Months Ended
	2025	2024	December 31, 2024
Unadjusted diluted EPS	$0.67	$0.66	$0.59
Adjustments
Amortization of intangible assets and contract liabilities, net	(0.05)	(0.14)	(0.08)
Joint taxation scheme compensation	—	—	0.02
Merger and integration costs	0.09	0.06	0.12
Discrete tax items	(0.45)	(0.13)	(0.09)
Total Adjustments	(0.41)	(0.21)	(0.03)
Adjusted diluted EPS	$0.26	$0.45	$0.56

Reconciliation of Free Cash Flow and Capital expenditures, net of proceeds from insurance claims
	Three Months Ended March 31,		Three Months Ended
	2025	2024	December 31, 2024
Net cash provided by (used in) operating activities	$271,060	$128,689	$136,214
Capital expenditures	(113,536)	(166,610)	(140,662)
Proceeds from insurance claims	15,391	—	6,871
Free cash flow	$172,915	$(37,921)	$2,423